SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2004
                                                --------------

                            ATSI COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
                 (State or Other Jurisdiction of Incorporation)

                  1-15687                                74-2849995
         (Commission File Number)             (IRS Employer Identification No.)

      8600 WURZBACH ROAD, SUITE 700W
            SAN ANTONIO, TEXAS                             78240
  (Address of Principal Executive Offices)               (Zip Code)

                                 (210) 614-7240
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On May 24, 2004, ATSI Communications, Inc., a Delaware corporation ("Old ATSI"), merged with and into its wholly owned subsidiary ATSI Merger Corporation, a Nevada corporation ("New ATSI"). Under the Plan and Agreement of Merger, one share of New ATSI common stock and 10 shares of New ATSI Series H Preferred Stock will be issued for each 100 shares of Old ATSI common stock outstanding as of May 24, 2004, upon surrender of certificates representing shares of Old ATSI. Any fractional shares that would result will be rounded up to the nearest whole share of common stock or Series H Preferred Stock. The officers and directors of Old ATSI became the officers and directors of New ATSI. The common stock of New ATSI is deemed to be registered under Section 12(g) of the Securities Exchange Act of 1934 pursuant to Rule 12g-3(a).

ITEM 7.  EXHIBITS.

     The following documents are filed as an Exhibit to this report:

2.1 Plan and Agreement of Merger of ATSI Communications, Inc. with and into ATSI Merger Corporation, dated as of March 24, 2004.
3.1  Articles of Incorporation of ATSI Merger Corporation.
3.2  Bylaws of ATSI Merger Corporation.
3.3 Articles of Merger of ATSI Communications, Inc. with and into ATSI Merger Corporation.
4.1 Certificate of Designations of ATSI Merger Corporation Series H Preferred Stock. (Incorporated by reference to the Form 8-A filed with the Commission on June 18, 2004)
4.2 Amendment to Certificate of Designations of ATSI Merger Corporation Series H Preferred Stock. (Incorporated by reference to the Form 8-A filed with the Commission on June 18, 2004)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                     ATSI COMMUNICATIONS, INC.

                                               /s/  Arthur L. Smith
Date:  June 18, 2004                 By:
                                         ----------------------------------
                                         Art Smith, Chief Executive Officer


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EXHIBIT INDEX

2.1 Plan and Agreement of Merger of ATSI Communications, Inc. with and into ATSI Merger Corporation, dated as of March 24, 2004.
3.1  Articles of Incorporation of ATSI Merger Corporation.
3.2  Bylaws of ATSI Merger Corporation.
3.3 Articles of Merger of ATSI Communications, Inc. with and into ATSI Merger Corporation.


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